EXHIBIT 10.6

Schedule Identifying Material Differences Between Employment Agreements Between Neoprobe Corporation and the Individuals Listed Below
	Salary	Vacation	Severance	Change of Control Severance	Effective Date	Term
Brent L. Larson	$160,000	25 days	$149,000	$298,000	January 1, 2005	24 Months
Douglas L. Rash	$108,000	15 days	$54,000	$108,000	January 1, 2006	12 Months
Anthony K. Blair	$122,000	15 days	$61,000	$122,000	January 1, 2006	12 Months
Rodger A. Brown	$129,000	20 days	$124,000	$248,000	January 1, 2005	24 Months
Carl M. Bosch	$160,000	20 days	$149,000	$298,000	January 1, 2005	24 Months